Exhibit 10.26

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is entered into as of April 11, 2019 (the “Effective Date”), by and among MITCHELL A. SALTZ (“Saltz”), JEFFREY D. FORTE (“Forte”), and BRIAN DICK (“Dick”) and each of their respective Affiliates (Saltz, Forte, and Dick, and each of their respective Affiliates, each called “Stockholder” and collectively “Stockholders”); HAMPSTEAD PARK CAPITAL MANAGEMENT, LLC or its assigns in accordance with Section 4(d) of this Voting Agreement (“Buyer”); and QUEST RESOURCE HOLDING CORPORATION (the “Company”).

WHEREAS, Seller (as defined below), Forte, and Bear & Bug, L.P. (“B&B”) have sold shares of the Company in a public offering under Registration Statement No. 333-227800, in each case substantially reducing their ownership interest in the Company.

WHEREAS, Buyer, and Southwest Green Investments, L.L.C. and Stockbridge Enterprises, L.P. (together “Seller”) have entered into a Put and Call Purchase Agreement (the “Purchase Agreement”) providing for the purchase by Buyer and the sale by Seller of 1,750,000 shares of common stock of the Company. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Purchase Agreement.

WHEREAS, the Purchase Agreement provides for, among other things, Saltz, Forte, and Dick to each enter into a Non-Competition Agreement and this Agreement.

WHEREAS, the parties hereto desire to enter into this Agreement to provide for, among other things, the respective rights and obligations of the Stockholders to each other and to the Company and Buyer and certain other matters.

NOW, THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Board.

(a) From and after the Effective Date and until the third anniversary thereafter, each Stockholder shall vote all of his, her, or its shares of Common Stock of the Company beneficially owned by such Stockholder (“Shares”) at each meeting of the stockholders of the Company or any action taken by written consent and any other Shares over which such Stockholder has voting control and shall take all other necessary or desirable actions within his, her, or its control (whether in his, her, or its capacity as a stockholder, director, member of a board committee, or officer of the Company, or otherwise, and including attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary and desirable actions within its control (including calling special board and stockholder meetings), as follows:

(i) in favor of directors nominated and recommended for election by the Board, including two designees of Buyer, provided that a majority of the Board must be “independent” within the meaning of the rules of Nasdaq;

(ii) against any stockholder nomination or proposal not approved or recommended by the Board;

(iii) in accordance with the recommendations of the Board on all other proposals as the Board sets forth in the proxy statements of the Company; provided, that (x) if both Institutional Shareholders Services Inc. and Glass Lewis & Co., LLC recommend a vote in opposition to the Board’s recommendation (other than with respect to the election of directors or an Extraordinary Matter), or (y) a proposal relates to an Extraordinary Matter, the Stockholders shall be free to vote their Shares freely so long as no Stockholder publicly discloses such vote; and provided further, that notwithstanding anything set forth herein to the contrary, the Stockholders shall vote all of their Shares: (1) for up to a maximum of three (3) additional directors proposed by Buyer in addition to the two (2) then serving as Buyer’s designees and (2) if proposed by Buyer, the removal of up to a maximum of three (3) directors who are not designees of Buyer, so that Buyer will have a maximum of five (5) designees on the Board, if at any time, any of the Board Conditions set forth in Section 4(a) of this Agreement are not satisfied.

2.	Definitions.

“Affiliate” of any particular Person means any other Person controlling, controlled by, or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract, or otherwise, including, without limitations Stockbridge Enterprises, L.P. and Southwest Green Investments, L.L.C. in the case of Saltz and Bear & Bug, L.P. in the case of Dick.

“Board” means the Board of Directors of Quest Resource Holding Corporation.

“Common Stock” means the common stock of the Company, par value $0.001.

“Equity Securities” shall mean, with respect to any Person, any capital stock, partnership, membership or similar interest or other indicia of equity ownership (including, any note, debt instrument, option, warrant, profits interests or similar right or security that is by its terms convertible, exchangeable or exercisable therefor or other instrument, the value of which is based on any of the foregoing) in such Person.

“Extraordinary Matter” means any merger, stock-for-stock transactions, or other event resulting in the Company’s stockholders retaining less than 50% of the equity interests and voting power of the surviving entity’s then outstanding equity securities; any recapitalization or restructuring; any spin-off or sale or transfer of all or substantially all of the Company’s assets in one or a series of transactions; or any other business combination of the Company that requires a stockholder vote.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, and a governmental entity or any department, agency, or political subdivision thereof.

“Public Offering” means the sale in the underwritten public offering managed by Roth Capital Partners registered under the Securities Act of Shares under Registration Statement Number 333-227800.

“Securities Act” means the Securities Act of 1933, as amended, and applicable rules and regulations thereunder, and any successor to such statue, rules, or regulations. Any reference herein to a specific section, rule, or regulation of the Securities Act shall be deemed to include any corresponding provisions of future law.

3.	Representations and Warranties of Stockholders. Each Stockholder hereby represents and warrants on behalf of himself to the Company and Buyer as follows:

(a) Authority; Execution and Delivery; Enforceability.

(i) Stockholder has all requisite power, authority and legal capacity to enter into, execute and deliver this Agreement and to perform the obligations to be performed by Stockholder hereunder and consummate the transactions contemplated hereby. The execution and delivery by Stockholder of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Stockholder. Stockholder has duly executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, and other similar laws affecting the rights and remedies of creditors generally and general principles of equity.

(ii) The execution, delivery and performance by Stockholder of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any breach of, require the consent, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of Stockholder under, any provision of any contract or agreement to which Stockholder is a party or by which any properties or assets of Stockholder are bound or any provision of any order or law applicable to Stockholder or the properties or assets of Stockholder.

(iii) No consent or approval of, or registration, declaration or filing with, any governmental authority or other Person is required to be obtained or made by or with respect to Stockholder in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than the filing with the Securities Exchange Commission of any Schedules 13D or 13G or amendments to Schedules 13D or 13G and filings under Section 16 and Section 14 (as applicable) of the Securities Exchange Act of 1934, as amended, as may be required in connection with this Agreement.

(b) Shares.

(i) Stockholder is the record and beneficial owner of and has good and marketable title to the Shares, free and clear of all liens and any other material limitation or restriction (including any restriction on the right to vote or otherwise transfer of the Shares) other than pursuant to this Agreement and except for such transfer restrictions of general applicability as may be provided under the Securities Act of 1933, “blue sky” laws or applicable other securities laws. Stockholder does not own, of record or beneficially, any shares of capital stock of the Company, or other rights to acquire shares of capital stock of the Company, in each case, other than the Shares. Stockholder has the sole right to dispose of the Shares, and none of the Shares are subject to any pledge, disposition, transfer or other agreement, arrangement or restriction, except as contemplated by this Agreement.

(ii) Stockholder has the sole right to vote the Shares, and none of Stockholder’s Shares is subject to any proxy, voting trust or other agreement, arrangement or restriction with respect to the voting of the Shares (other than this Agreement).

(iii) Stockholder has not entered into or agreed to enter into any option, call, put, derivative, hedging, swap, forward or other similar arrangement in respect of shares of Common Stock of the Company, and has no agreement, arrangement or understanding with respect to any of the foregoing.

(c) Legal Proceedings. There is no pending or, to the knowledge of Stockholder, threatened in writing, proceeding against Stockholder that could reasonably be expected to prevent or delay Stockholder’s performance under this Agreement.

4.	Miscellaneous.

(a) Board Conditions. During the term of this Agreement, the following conditions shall be satisfied at all times: (i) Mitchell A. Saltz and Jeffrey D. Forte shall not be members of the Board or any committees thereof; (ii) Dan Friedberg and a second person designated by Buyer (the “Second Designee”) shall be elected or appointed as members of the Board, commencing as of the Effective Date; (iii) if Dan Friedberg or the Second Designee do not serve for any reason during the term of this Agreement, Buyer shall have the right to designate a replacement director(s) to the Board and such replacement director(s) shall be promptly appointed to the Board, provided any such replacement director shall be “independent” for Nasdaq purposes and qualified to serve; (iv) Dan Friedberg shall serve as Chairman of the Board, provided he is willing and able to serve in such capacity; and (v) Dan Friedberg shall serve as Chairman of the Nominations and Corporate Governance Committee of the Board, provided he is willing and able to serve in such capacity.

(b) Further Assurances. Each of the parties hereto shall execute and deliver any and all such other instruments, documents, and agreements and take all such actions as either party may reasonably request from time to time in order to effectuate the purposes of this Agreement.

(c) Controlling Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Nevada without application of the conflict of laws principles thereof.

(d) Binding Nature of Agreement; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and its respective successors and assigns, except that no party may assign or transfer its rights or obligations under this Agreement without the prior consent of the other party hereto, except that Buyer shall have the option, exercisable by giving written notice to Seller prior to the Closing Date, of assigning its rights under this Agreement to one or more affiliates of Buyer formed for the sole purpose of acquiring the Shares; provided, that Buyer shall not be released in any way from, and shall remain responsible for, its obligations under this Agreement.

(e) Entire Agreement. This Agreement, the Purchase Agreement and the Non-Competition Agreements contain the entire understanding among the parties hereto with respect to the voting of the Shares and supersede all prior and contemporaneous agreements and understandings, inducements, or conditions, express or implied, oral or written, among the parties hereto, with respect to the voting of the Shares. Except as otherwise expressly provided herein, this Agreement may not be modified or amended other than by an agreement executed in writing by the parties hereto. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision.

(f) Notices. All notices, requests, demands, and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made, and received when delivered against receipt, when sent by email or facsimile, or five (5) days after deposit in the United States mails, first class postage prepaid, addressed as set forth below:

(i) If to Saltz:

7377 E. Doubletree Ranch Road, Suite 200

Scottsdale, Arizona 85250

Email: mas917@gmail.com

(ii) If to Forte:

2023 SW 52nd Street

Cape Coral, Florida 33914

Phone: (214) 551-2540

Email: Jforte1965@gmail.com

(iii) If to Dick:

6170 Research Road

Frisco, Texas 75033

Phone: (214) 914-7369 or (469) 715-7466

Email: briand@launchpadcity.com

With a copy in either case as follows:

Quest Resource Holding Corporation

3481 Plano Parkway

The Colony, Texas 75056

Attention: Laurie L. Latham

Email: lauriel@questrmg.com

and

Hampstead Park Capital Management, LLC

20 Ballwood Road

Old Greenwich, CT 06870

Attention: Dan Friedberg

Email: friedberg@hampsteadparkcapital.com

Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this paragraph for the giving of notice.

(g) Survival of Representations and Warranties. All representations and warranties made or undertaken by each party in this Agreement shall survive the Closing Date for a period of twenty-four (24) months. The covenants and agreements of the parties hereto contained in this Agreement shall survive in accordance with their respective terms during the term of this Agreement, and this Section 4(g) shall not limit any covenant or agreement of the parties that contemplates performance after the Closing Date.

(h) Counterparts. This Agreement may be executed in any number of counterparts, which shall, collectively, constitute one agreement, and may be executed by facsimile or email pdf transmission of an executed counterpart of or signature page to this Agreement and any facsimile, email pdf, or photocopy of an executed counterpart of or signature page to this Agreement shall be given the same effect as the original.

(i) Consent to Jurisdiction; Waiver of Jury Trial. The parties agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Agreement must be brought exclusively in a federal district court or a state court located in the state of Delaware. Each party hereby consents and submits to the exclusive jurisdiction of such courts. No legal action, suit or proceeding with respect to this Agreement may be brought in any other forum. Each party hereby irrevocably waives all claims of immunity from jurisdiction and any right to object on the basis that any dispute, action, suit or proceeding brought in such court has been brought in an improper or inconvenient forum or venue. The provisions of this Agreement shall not restrict the ability of any party to enforce in any court any judgment obtained in the federal and state courts located in the state of Delaware. EACH OF THE PARTIES HERETO HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR OTHER PROCEEDING BROUGHT IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. NO PARTY HAS AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

(j) Spousal Consent. Each Stockholder who is a married natural person shall obtain the consent of such Stockholder’s spouse in the form of Exhibit A to evidence such spouse’s consent to be bound by the terms and conditions of this Agreement as to their interest, whether as community property or otherwise, if any, in the Shares owned by such Stockholder.

IN WITNESS WHEREOF, each Stockholder, the Company and Buyer have executed and delivered this Agreement as of the day and year first above written.

/s/ Mitchell A. Saltz
Mitchell A. Saltz

/s/ Jeffrey D. Forte
Jeffrey D. Forte

/s/ Brian Dick
Brian Dick

QUEST RESOURCE HOLDING CORPORATION

By:	/s/ S. Ray Hatch
Name:	S. Ray Hatch
Title:	CEO

HAMPSTEAD PARK CAPITAL MANAGEMENT, LLC

By:	/s/ Daniel Friedberg
Name:	Daniel Friedberg
Title:	Chief Executive Officer

EXHIBIT A

SPOUSAL CONSENT

This Spousal Consent is being delivered by the undersigned Consenting Spouse for the benefit of Quest Resource Holding Corporation and, as applicable, the parties to the various agreements as described in the Form 8-K report of the Company dated March 15, 2019, which may include a Put and Sale Purchase Agreement, Voting Agreement, and Non- Competition Agreement (collectively, the “Applicable Agreements”).

The Consenting Spouse hereby acknowledges that he or she is aware of, understands, and consents to the provisions of the Applicable Agreements and their binding effect upon any community party interest or marital settlement awards he or she may now or hereafter own or receive, and agrees that any termination of his or her marital relationship for any reason shall not have any effect on any of such agreements or the provisions thereof and that his or her awareness, understanding, consent, and agreement is evidence by his or her signature below.

/s/ Kim Saltz

Print Name:	Kim Saltz

Date: April 11, 2019